Filed pursuant to Rule 424(b)(5)

Registration No. 333-266090

PROSPECTUS SUPPLEMENT

(To prospectus dated August 8, 2022)

G Medical Innovations Holdings Ltd.

Up to $3,000,000

Ordinary Shares

We have entered into a sales agreement, or the Sales Agreement with A.G.P./Alliance Global Partners (“A.G.P.”), dated September 16, 2022, relating to the sale of our ordinary shares, par value $0.09 per share (“Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Ordinary Shares, having an aggregate offering price of up to $3,000,000 from time to time through or to A.G.P. as sales agent or principal.

Sales of our Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). A.G.P. is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P. will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to A.G.P. In connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GMVD.” On September 14, 2022, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $0.32 per share. The highest aggregate market value of the outstanding Ordinary Shares held by non-affiliates within the 60 days prior to this prospectus supplement was approximately $9.6 million. As of the date hereof, we have not sold any Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date hereof.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is September 16, 2022

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ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-266090) utilizing a shelf registration process relating to the securities described in this prospectus supplement was declared effective on August 8, 2022. Under that shelf registration statement, of which this prospectus supplement is a part, we may, from time to time, sell up to an aggregate of $50 million of Ordinary Shares. As of September 14, 2022, we have not sold any Ordinary Shares under that shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $3,000,000 of our Ordinary Shares through A.G.P. These sales, if any, will be made pursuant to the terms of the sales agreement, or the Sales Agreement, entered into between us and A.G.P. on September 16, 2022, a copy of which will be incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: G Medical Innovations Ltd., 5 Oppenheimer St., Rehovot 7670105, Israel, Tel: +972.8.958.4777.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “G Medical Innovations Holdings” refer to G Medical Innovations Holdings Ltd., a Cayman Islands exempted company, and its subsidiaries: G Medical Innovations Ltd., an Israeli corporation, G Medical Innovations USA Inc., a Delaware corporation, G Medical Innovations MK Ltd., a Macedonian corporation, G Medical Innovations Asia Limited, a Hong Kong corporation, G Medical Diagnostic Services, Inc., a Texas corporation, Telerhythmics, LLC, a company formed under the laws of the state of Tennessee, G Medical Mobile Health Solutions, Inc., an Illinois corporation, G Medical Innovations UK Ltd., a UK corporation, G Medical Tests and Services, Inc., a Delaware corporation, G Medical Health and Wellness, Inc., a Delaware corporation, G Medical Health and Wellness Lab, Inc, a Delaware corporation, all of which are wholly-owned subsidiaries, G-Medical Lab services Inc., a Delaware corporation, our 80%-owned subsidiary, and Guangzhou Yimei Innovative Medical Science and Technology Co., Ltd., a China corporation, the 70%-owned subsidiary of G Medical Innovations Asia Limited.

Our reporting currency and functional currency is the U.S. dollar. All references to “dollars” or “$” are to United States dollars, the lawful currency of the United States.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

Overview

We are an early commercial stage healthcare company engaged in the development of next generation mobile health and telemedicine solutions and monitoring service platforms. We believe we are at the forefront of the digital health revolution in developing the next generation mobile technologies and services that are designed to empower consumers, patients and providers to better monitor, manage and improve clinical and personal health outcomes, especially for those who suffer from cardiovascular disease, pulmonary disease and diabetes.

Using our proprietary suite of devices, software solutions, algorithms and monitoring services, we intend to drive recurring revenue streams in two vertical markets, with a focus on markets in the United States and China as well as other markets: B2B: professional healthcare markets (including hospitals, clinics and senior care facilities); and B2B2C and B2C: consumer healthcare markets.

G Medical Tests and Services, Inc. currently operates five locations performing point-of-care tests in communities surrounding the Los Angeles area including Pico Rivera, Compton, Bellflower, and Newhall with another operating in Northern California in the City of Stockton. We plan to offer Same-Day Rapid PCR results for a fee to the patient.

Our management team is led by individuals with over 30 years of combined experience in developing mobile embedded medical sensors, and with over 48 medical devices approved by the U.S. Food and Drug Administration, or the U.S. FDA, including devices approved when the members of our management team were employed at other companies. Our management has proven their ability to execute our go-to-market strategy as described below, with over 25 years of medical device development and commercialization experience in the United States, China, parts of Europe, Australia, South Africa, Japan, the Asia Pacific region and Brazil.

Company Information

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GMVD.”  We are a company incorporated and registered in the Cayman Islands and were incorporated in 2014. Our Cayman Islands address is P.O. Box 10008, Willow House, Cricket Square Grand Cayman, KY1-1001, Cayman Islands and our principal executive offices are located at 5 Oppenheimer St. Rehovot 7670105, Israel. Our telephone number in the United States is +1.800.595.2898. Our website address is https://gmedinnovations.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Ordinary Shares offered by us	Ordinary Shares, having an aggregate offering price of up to $3,000,000.

Ordinary Shares outstanding prior to the offering	26,568,162 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	35,943,162 Ordinary Shares, assuming sales of $3,000,000 of Ordinary Shares in this offering at an offering price of $0.32, which is the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market on September 14, 2022. The actual number of Ordinary Shares will vary, depending on the sales price in this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development.

See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	“GMVD”

Unless otherwise stated, all information in this prospectus supplement, is based on 26,568,162 Ordinary Shares outstanding as of September 9, 2022, and does not include the following as of that date:

●	16,859,322 Ordinary Shares issuable upon the exercise of warrants outstanding as of such date, at exercise prices ranging from $0.93 to $23.66;

●	3,450,000 Ordinary Shares issuable upon the exercise of tradable warrants outstanding as of such date, at an exercise price of $6.25, which were issued as part of the units in our initial public offering;

●	4,684,071 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our Global Equity Plan (the “Global Plan”), at a weighted average exercise price of $1.66, of which 318,021 were vested as of September 9, 2022;

●	983,841 Ordinary Shares reserved for issuance and available for future grant under our Global Plan;

●	4,104,443 Ordinary Shares issuable pursuant to performance rights; and

●	171,917 Ordinary Shares issuable upon exercise of convertible debentures.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to Our Business

We have recently invested significant capital in our new COVID-19 related services, including the purchase of COVID-19 testing kits, however, the future of COVID-19 related services is uncertain.

In December 2021 we launched our COVID-19 testing business, which entailed a significant investment of capital, including, among others, to establish a number of testing facilities and laboratories throughout the state of California and the purchase of COVID-19 testing kits. We also entered into various agreements and arrangements regarding our COVID-19 testing business. The level of demand for COVID-19 testing has varied depending on, among other things, changes in the number of reported cases of COVID-19, discoveries of new variants or subvariants of the virus, different COVID-19 mitigation efforts and policies adopted by various governments or businesses, all of which are subject to change and beyond our control. Moreover, the future of COVID-19 related services may be dependent on changes to laws and regulations governing healthcare service providers, including measures to control costs, or reductions in reimbursement levels from government payors or insurance companies. These changes are difficult to predict and may also impact our revenue recognition or collecting accounts receivables. While we believe that there will continue to be a market for COVID-19 testing in the near future, the future outcome and circumstances of the COVID-19 pandemic continues to rapidly evolve and remains uncertain, and there can be no assurance that there will be a continued market for COVID-19 testing, the absence or reduction of which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for working capital and for other general corporate purposes, which include financing our operations, capital expenditures and business development. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Investors in this offering will incur immediate dilution from the public offering price.

Because the price per Ordinary Share of the Ordinary Shares being offered is higher than the book value per share of the Ordinary Shares, you will suffer immediate dilution in the net tangible book value of the Ordinary Shares you purchase in this offering. Assuming that an aggregate of 9,375,000 Ordinary Shares are sold during the term of the Sales Agreement with A.G.P., at a price of $0.32 per Ordinary Share (the reported sale price of our Ordinary Shares on the Nasdaq Capital Market on September 14, 2022), for aggregate gross proceeds of approximately $3,000,000, and after deducting commissions and estimated offering expenses payable by us, you will experience immediate and substantial dilution of $0.32 per Ordinary Share, with respect to the net tangible book value of the Ordinary Shares. See “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

The actual number of Ordinary Shares we will sell under the Sales Agreement with A.G.P., as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits, we set with A.G.P. In addition, the price at which Ordinary Shares are sold by AGP, from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Sales Agreement may purchase such Ordinary Shares at different prices.

A substantial number of our Ordinary Shares will be sold in this offering and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Assuming we will sell an aggregate of 9,375,000 Ordinary Shares during the term of the Sales Agreement with A.G.P., the underlying Ordinary Shares represented thereby will equal approximately 35.2% of our outstanding Ordinary Shares as of September 14, 2022.  This sale and any future issuances or sales of a substantial number of Ordinary Shares or Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

We may need additional financing in the future. We may be unable to obtain additional financing or if we obtain financing it may not be on terms favorable to us. You may lose your entire investment.

Based on our current plans, we believe our existing cash and cash equivalents, along with cash generated from this offering, will be sufficient to fund our operating expense and capital requirements for at least four months from the date of this prospectus supplement, although there is no assurance of this and we may need additional funds in the future. If our capital resources are insufficient to meet future capital requirements, we will have to raise additional funds. We may be unable to obtain additional funds through financing activities, and if we obtain financing it may not be on terms favorable to us. If we are unable to obtain additional funds on terms favorable to us, we may be required to cease or reduce our operating activities. If we must cease or reduce our operating activities, you may lose your entire investment.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We do not anticipate paying any dividends.

No dividends have been paid on our Ordinary Shares. We do not intend to pay cash dividends on our Ordinary Shares in the foreseeable future, and anticipate that profits, if any, received from operations will be reinvested in our business. Any decision to pay dividends will depend upon our profitability at the time, cash available and other relevant factors including, without limitation, the conditions set forth in the Cayman Islands Companies Law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements include, but are not limited to, statements about:

●	our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations;

●	our ability and plans to manufacture, market and sell our products and services, including those related to our new COVID-19 testing business;

●	the commercial launch and future sales of our existing products or services or any other future potential product candidates or services;

●	planned pilot programs with healthcare providers for our products;

●	our plan to further expand by targeting healthcare providers who can benefit from our comprehensive service offerings;

●	our intention to drive multiple recurring revenue streams, across consumer and professional healthcare verticals and in geographical territories;

●	our expectations regarding future growth;

●	our planned level of capital expenditures;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our anticipation that we will penetrate a higher number of distribution channels and markets with a relatively low overhead;

●	our anticipation that the monitoring services will continue to grow thereby increasing monthly recurring revenues payable to us;

●	anticipated actions of the U.S. FDA, state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to our products or services;

●	our ability to launch and penetrate markets in new locations, including taking steps to expand our activities;

●	our ability to retain key executive members;

●	our ability to internally develop new inventions and intellectual property;

●	interpretations of current laws and the passages of future laws;

●	acceptance of our business model by investors;

●	our expectations regarding the use of proceeds from this offering; and

●	the risk factors included in this prospectus supplement and the factors referred to in our most recent Annual Report on Form 20-F in “Item 3. Key Information - D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects,” as well as generally in our most recent Annual Report on Form 20-F, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

You are urged to carefully review and consider the various disclosures made throughout this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference herein and therein, which are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

In addition, the section of our most recent Annual Report on Form 20-F entitled “Item 4. Information on the Company,” which is incorporated by reference into this prospectus supplement and the accompanying prospectus, contains information obtained from independent industry and other sources that we believe to be reliable, but that we have not independently verified. Accordingly, you should not put undue reliance on this information.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $3,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which include financing our operations, capital expenditures and business development. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering. We have no current commitments or binding agreements with respect to any material acquisition of or investment in any technologies, products or companies.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments and U.S. government securities.

OFFER AND LISTING DETAILS

Our Ordinary Shares are listed under the symbol “GMVD” on the Nasdaq Capital Market.

On September 14, 2022, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $0.32 per share.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be made at the discretion of our board of directors and will depend on various factors, including applicable laws, our results of operations, financial condition, future prospects and any other factors deemed relevant by our board of directors.

Under the Cayman Islands Companies Law and our Amended and Restated Memorandum and Articles of Association, a Cayman Islands company may pay a dividend out of its realized or unrealized profit or share premium account, but a dividend may not be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. According to our Amended and Restated Memorandum and Articles of Association, dividends can be declared and paid out of funds lawfully available to us. Dividends may be declared and paid in cash or in kind (including paid up share capital or securities in another corporate body). Dividends, if any, would be paid in proportion to the number of Ordinary Shares a shareholder holds. Any dividend unclaimed after a period of three years from the date the dividend became due for payment shall be forfeited and shall revert to us.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of December 31, 2021:

●	on an actual basis; and

●	on an as adjusted basis to give additional effect to the sale of 9,375,000 Ordinary Shares in this offering at an assumed public offering price of $0.32 per share, the reported sale price for our Ordinary Shares as reported on the Nasdaq Capital Market on September 14, 2022, and after deducting commissions and estimated offering expenses payable by us.

The following table sets forth our capitalization and shareholders’ equity as of December 31, 2021 and should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus and the other financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of December 31, 2021
(U.S. dollars in thousands) (Unaudited)	Actual	As Adjusted

Cash and cash equivalents	$6,034	$8,844
Long term debt	5,048	5,048
Shareholders’ equity (deficit):
Share capital	1,222	2,066
Additional paid in capital	83,381	85,347
Accumulated deficit	90,634	90,634
Non-controlling interest	3,219	3,219
Total shareholders’ equity (deficit)	(2,812)	(2,812)
Total capitalization	$2,236	5,046

The above discussion and table are based on 13,579,032 Ordinary Shares outstanding as of December 31, 2021.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of December 31, 2021 was approximately $(0.20) per share. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by 13,579,032, the total number of Ordinary Shares outstanding at December 31, 2021.

After giving effect to the sale of our Ordinary Shares during the term of the Sales Agreement with A.G.P. in the aggregate amount of $3,000,000 at an assumed offering price of $0.32 per Ordinary Share, the reported sale price of our Ordinary Shares on the Nasdaq Capital Market on September 14, 2022, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 14, 2022 would have been approximately $(0.000002) million, or $(0.000087) per share. This amount represents an immediate increase in net tangible book value of $2,810,000 or $0.12 per Ordinary Share as a result of this offering and an immediate dilution of approximately $0.32 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Ordinary Shares sold, and other terms of the offering determined at the times our Ordinary Shares are sold pursuant to this prospectus. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Public offering price per Ordinary Share		$0.32
Net tangible book value per Ordinary Share as of December 31, 2021	$(0.21)
Increase in pro forma net tangible book value per Ordinary Share attributable to investors purchasing Ordinary Shares in this offering	$0.12
Pro forma as adjusted net tangible book value per Ordinary Share after offering		$(0.000087)
Dilution per Ordinary Share to investors purchasing Ordinary Shares in the offering		$0.32

The above discussion and table are based on 13,579,032 Ordinary Shares outstanding as of December 31, 2021. To the extent that outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our Global Plan, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares and the Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. under which we may issue and sell Ordinary Shares from time to time in an amount up to $3,000,000 through or to A.G.P., acting as sales agent or principal. Sales of our Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time that we wish to issue and sell our Ordinary Shares under the Sales Agreement, we will provide A.G.P. with a placement notice describing the amount of Ordinary Shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell our Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P. may suspend the offering of Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of Ordinary Shares will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our Ordinary Shares pursuant to the Sales Agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0%  of the gross proceeds from the sale of our Ordinary Shares on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and for A.G.P.’s reasonable and documented out-of-pocket expenses related to annual maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on an annual basis in an amount not to exceed $10,000.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the Sales Agreement, will be approximately $100,000 The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Share.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the Ordinary Shares on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P. against certain civil liabilities, including liabilities under the Securities Act.

A.G.P. will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our Ordinary Shares.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Ordinary Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving three days’ prior notice to A.G.P. A.G.P. may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving three days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

A.G.P. and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees.

In connection with each of the January 2022 and April 2022 private placements, whereby A.G.P. acted as our placement agent, we paid A.G.P. a fee equal to 7.0% of the aggregate purchase price paid by the investors in each offering and certain expenses.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

Listing

The Ordinary Shares are listed under the symbol “GMVD” on the Nasdaq Capital Market.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The validity of the Ordinary Shares and other certain legal matters as to Cayman Islands law will be passed upon for us by Carey Olsen Singapore LLP. Certain legal matters will be passed upon for the sales agent by Duane Morris LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2021 and 2020 for each of the three years in the three year period ended on December 31, 2021 have been audited by Ziv Haft, a member firm of BDO, an independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may review our SEC filings and registration statements without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. registrants whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://gmedinnovations.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed on April 29, 2022 (File No. 001-39674);

●	our Reports of Foreign Private Issuer on Form 6-K filed on March 1, 2022, May 18, 2022, May 20, 2022, June 1, 2022, June 17, 2022, and June 17, 2022, July 13, 2022, July 18, 2022, July 21, 2022; September 14, 2022, September 19, 2022; and

●	the description of our Ordinary Shares contained in our Form 8-A filed on June 24, 2021 (File No. 001-39674), and including any further amendment or report filed for the purpose of updating such description.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at G Medical Innovations Ltd., 5 Oppenheimer St., Rehovot 7670105, Israel, Tel: +972.8.958.4777.

PROSPECTUS

$50,000,000

G Medical Innovations Holdings Ltd.

We may offer and sell from time to time in one or more offerings up to the total amount of $50,000,000 of our ordinary shares, par value $0.09 per share, or the Ordinary Shares, warrants, or units comprising a combination of Ordinary Shares and warrants. Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in the prospectus. You should read this prospectus, any applicable prospectus supplement and related free writing prospectuses, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in the securities.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GMVD.” The last reported sale price of our Ordinary Shares on July 8, 2022 was $0.84 per share.

On July 8, 2022, the aggregate market value of our Ordinary Shares held by non-affiliates was approximately $12,059,345, based on 24,187,209 Ordinary Shares outstanding and a per share price of $0.84 based on the closing sale price of our Ordinary Shares on July 8, 2022. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in our latest Annual Report on Form 20-F, which is incorporated by reference into this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, or through a combination of such methods, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of the securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer from time to time up to an aggregate of $50,000,000 of the Ordinary Shares, warrants or units comprising a combination of Ordinary Shares and warrants in one or more offerings. We sometimes refer to the Ordinary Shares, warrants and units as the “securities” throughout this prospectus.

Each time we sell securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of such offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with such offering. The prospectus supplement and any related free writing prospectuses may also add, update or change information contained in this prospectus. You should read carefully both this prospectus, the applicable prospectus supplement, the documents incorporated by reference into this prospectus and any related free writing prospectus together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before buying the securities being offered.

This prospectus does not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us or the securities, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, a prospectus supplement and related free writing prospectuses. Neither we, nor any agent, underwriter or dealer has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or related free writing prospectuses is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “G Medical Innovations Holdings” refer to G Medical Innovations Holdings Ltd., a Cayman Islands exempted company, and its subsidiaries: G Medical Innovations Ltd., an Israeli corporation, G Medical Innovations USA Inc., a Delaware corporation, G Medical Innovations MK Ltd., a Macedonian corporation, G Medical Innovations Asia Limited, a Hong Kong corporation, G Medical Diagnostic Services, Inc., a Texas corporation, Telerhythmics, LLC, a company formed under the laws of the state of Tennessee, G Medical Mobile Health Solutions, Inc., an Illinois corporation, G Medical Innovations UK Ltd., a UK corporation, G Medical Tests and Services, Inc., a Delaware corporation, all of which are wholly-owned subsidiaries, G-Medical Lab services Inc., a Delaware corporation, our 80%-owned subsidiary, and Guangzhou Yimei Innovative Medical Science and Technology Co., Ltd., a China corporation, the 70%-owned subsidiary of G Medical Innovations Asia Limited.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars, and references to “A$” are to Australian dollars. Unless derived from our consolidated financial statements or otherwise indicated, U.S. dollar translations of A$ amounts presented in this prospectus are translated using the rate of A$0.6789 to $1.00, based on the exchange rates certified for customs purposes by the Federal Reserve Bank of New York on July 1, 2022.

This prospectus includes or incorporates by reference statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

We report under International Financial Reporting Standards as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

On October 29, 2020, our shareholders approved, at an extraordinary general shareholders meeting, a 1-for-18 consolidation of our Ordinary Shares pursuant to which holders of our Ordinary Shares received one Ordinary Share for every 18 Ordinary Shares held, or the October 2020 Reverse Stock Split.

In addition, on March 25, 2021, our shareholders approved, at an extraordinary general shareholders meeting, a one-for-five consolidation of our Ordinary Shares pursuant to which holders of our Ordinary Shares received one Ordinary Share for every five Ordinary Shares held, or the March 2021 Reverse Stock Split. Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein reflect the October 2020 Reverse Stock Split and the March 2021 Reverse Stock Split.

ABOUT G MEDICAL INNOVATIONS HOLDINGS LTD.

We are an early commercial stage healthcare company engaged in the development of next generation mobile health and telemedicine solutions and monitoring service platforms. We believe we are at the forefront of the digital health revolution in developing the next generation mobile technologies and services that are designed to empower consumers, patients and providers to better monitor, manage and improve clinical and personal health outcomes, especially for those who suffer from cardiovascular disease, pulmonary disease and diabetes.

Using our proprietary suite of devices, software solutions, algorithms and monitoring services, we intend to drive recurring revenue streams in two vertical markets, with a focus on markets in the United States and China as well as other markets: B2B: professional healthcare markets (including hospitals, clinics and senior care facilities); and B2B2C and B2C: consumer healthcare markets.

G Medical Tests and Services, Inc. currently operates five locations performing point-of-care tests in communities surrounding the Los Angeles area including Pico Rivera, Compton, Bellflower, and Newhall with another operating in Northern California in the City of Stockton. We plan to offer Same-Day Rapid PCR results for a fee to the patient.

Our management team is led by individuals with over 30 years of combined experience in developing mobile embedded medical sensors, and with over 48 medical devices approved by the U.S. Food and Drug Administration, or the U.S. FDA, including devices approved when the members of our management team were employed at other companies. Our management has proven their ability to execute our go-to-market strategy as described below, with over 25 years of medical device development and commercialization experience in the United States, China, parts of Europe, Australia, South Africa, Japan, the Asia Pacific region and Brazil.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “GMVD.” We are a company incorporated and registered in the Cayman Islands and were incorporated in 2014. Our Cayman Islands address is P.O. Box 10008, Willow House, Cricket Square Grand Cayman, KY1-1001, Cayman Islands and our principal executive offices are located at 5 Oppenheimer St. Rehovot 7670105, Israel. Our telephone number in the United States is +1.800.595.2898. Our website address is https://gmedinnovations.com/. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Recent Developments

On April 7, 2021, we obtained a convertible loan in an aggregate amount of $600,000, against issuance of convertible debentures and warrants to purchase 136,571 Ordinary Shares (the “Debenture”). The debentures have a six-month term from issuance, bear interest at 10% per annum and are convertible into our Ordinary Shares at conversion price equal to 80% of the public offering price per share in our initial public offering. The warrants have an exercise price per share equal to the per share price of our Ordinary Shares in our next equity financing of at least $10,000,000, including without limitation, an initial public offering, subject to standard adjustments. To date, we have not repaid the foregoing debentures, and we are discussing with the debenture holder the terms of repayment, and/or conversion. On June 1, 2022, we amended the Debenture. The amended terms of the Debenture extend the original six months maturity term from issuance by a one (1) year, to October 7, 2022, from and after such date the interest rate will increase to 16% per annum until paid in full. Furthermore, the Company must notify the debenture holder in writing at least twenty days before any payment of principle or accrued but unpaid interest. All other material terms of the Debenture remained unchanged. To date, we have not repaid the foregoing debentures, and we are discussing with the debenture holder the terms of repayment, and/or conversion.

RISK FACTORS

Investing in our securities involves risks. Please carefully consider the risk factors described in our reports filed with the SEC, including those set forth under the caption “Item 3. Key Information - D. Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, which are incorporated by reference in this prospectus, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and any accompanying prospectus supplement will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Also, documents that we incorporate by reference into this prospectus, including documents that we subsequently file with the SEC, contain and will contain forward-looking statements. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology. All statements contained or incorporated by reference in this prospectus and any prospectus supplement regarding our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to certain risks, uncertainties and assumptions, including in many cases decisions or actions by third parties, that are difficult to predict. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, the date of the filing that includes the statement. Over time, our actual results, performance or achievements may differ from those expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our security holders. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

We have identified some of the important factors that could cause future events to differ from our current expectations and they are described in this prospectus and supplements to this prospectus (if any) under the caption “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus, as well as in our most recent Annual Report on Form 20-F, including without limitation under the captions “Risk Factors” and “Operating and Financial Review and Prospects,” and in other documents that we may file with the SEC, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus, the documents incorporated by reference herein, and any prospectus supplement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2021.

You should read this table in conjunction with the sections titled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2021 Annual Report, incorporated by reference herein.

U.S. dollars in thousands	As of December 31, 2021

Cash and cash equivalents	$6,034

Long term debt	5,048

Shareholders’ equity (deficit):
Share capital	1,222
Additional paid in capital	81,879
Other reserve and translation reserve	1,502
Accumulated deficit	(90,634)
Non- controlling interest	3,219
Total shareholders’ equity (deficit)	(2,812)

Total capitalization	$2,236

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general working capital, which includes research and development, to advance our technology and general corporate purposes and pursuing strategic opportunities including expanding our pipeline. Our management will have significant flexibility in applying the net proceeds of this offering.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings, Ordinary Shares, warrants to purchase Ordinary Shares or units comprising a combination of Ordinary Shares and warrants.

In this prospectus, we refer to the Ordinary Shares and warrants to purchase Ordinary Shares and units that may be offered by us collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $50,000,000. The actual price per share of the shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement or other evidence. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth further terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	exchange distributions and/or secondary distributions;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of Ordinary Shares issuable upon exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Cayman Island and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. As specified in the applicable prospectus supplement, we may issue units consisting of our Ordinary Shares, warrants or any combination of such securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date. The applicable prospectus supplement will describe:

●	the terms of the units and of the Ordinary Shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find Additional Information.”

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following methods from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters for resale to the public or to investors;

●	to the extent we are eligible, in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below; or

●	through a combination of these methods of sale.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices;

●	upon the exercise of warrants; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the Ordinary Shares may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	negotiated prices;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a purchase agreement with the purchaser to be named therein, which will be described in a Report of Foreign Private Issuer on Form 6-K that we will file with the SEC. In that Form 6-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of securities to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the securities is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more securities than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our Ordinary Shares are traded on Nasdaq. One or more underwriters may make a market in our Ordinary Shares, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our Ordinary Shares.

Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in that market in the Ordinary Shares in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Ordinary Shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing fees and expenses, accounting fees and the legal fees of our counsel. We estimate these expenses to be approximately $19,135 which at the present time include the following categories of expenses:

SEC registration fee	$4,635
Printer fees and expenses	$1,000
Legal fees and expenses	$10,000
Accounting fees and expenses	$3,500
Total	$19,135

In addition, we anticipate incurring additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. Any such additional expenses will be disclosed in a prospectus supplement.

LEGAL MATTERS

Certain legal matters concerning this prospectus will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The validity of the Ordinary Shares and other certain legal matters as to Cayman Islands law will be passed upon for us by Carey Olsen Singapore LLP.

EXPERTS

The consolidated financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 incorporated by reference in this prospectus and in this registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Carey Olsen, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

We are incorporated under the laws of Cayman Islands. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Israel

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the securities offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described below. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may review our SEC filings and registration statements without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. registrants whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at https://gmedinnovations.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

●	our Annual Report on Form 20-F for the year ended December 31, 2021, filed on April 29, 2022 (File No. 001-39674);

●	our Reports of Foreign Private Issuer on Form 6-K filed on March 1, 2022, May 18, 2022, May 20, 2022, June 1, 2022, June 17, 2022, June 17, 2022 and July 7, 2022; and

●	the description of our Ordinary Shares contained in our Form 8-A filed on June 24, 2021 (File No. 001-39674), and including any further amendment or report filed for the purpose of updating such description.

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents. We may also incorporate part or all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of the offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at: G Medical Innovations Ltd., 5 Oppenheimer St., Rehovot 7670105, Israel, Tel: +972.8.958.4777.

G Medical Innovations Holdings Ltd.

Up to $3,000,000

Ordinary Shares

PROSPECTUS SUPPLEMENT

A.G.P.

September 16, 2022